Exhibit 4.1.1

[ANZ NATIONAL BANK LETTTERHEAD]

3 March 2005

Sir John Anderson

C/o NBNZ House

1 Victoria Street

WELLINGTON

Dear Sir John

The Board of Directors is very pleased that we have mutually agreed on an extension of your contract to 15 April 2006.

On behalf of the ANZ National Board, we hereby confirm that variations to your existing contract dated 5 December 2003 as stated below.  This letter and schedule is to be read in conjunction with your existing employment agreement, a copy of which is attached.  Clause numbers refer to your original contract.

2.                                      Term of Employment

By mutual agreement, your employment agreement is extended to 15 April 2006 or such other date in April when the ANZ National Board meeting is held.

3.                                      Remuneration

The details of your remuneration are set out below in the Schedule.  The Schedule forms part of this letter of variation.

The Board is confident that you will continue ANZ National’s current momentum with a focus on growth, achieving our agreed budget and plan targets, and the successful completion of the integration priorities we have agreed.  We look forward with much pleasure to continuing to work with you and to a smooth transition to a new CEO early next year.

Enclosed is a duplicate copy of this letter of variation for your records.  Please sign and return the original of this letter as acceptance of the terms of variation.

Yours sincerely

Roderick Deane	John McFarlane
Chairman	Chief Executive Officer
ANZ National Bank	Australia and New Zealand Banking Group Limited

VARIATION TO SCHEDULE

REMUNERATION ENTITLEMENTS, INCLUDING PAYMENTS ON TERMINATION

Name:	Sir John Anderson
Title:	Chief Executive Officer, ANZ National Bank Limited
Location:	Wellington
Reporting To:	Chief Executive Officer and Chief Operating Officer of Australia and New Zealand Banking Group Limited, and the Board of ANZ National Bank
Schedule Issued:	03 March 2005	Effective Date:

This Schedule forms part of your employment agreement.

1.1                               Salary and Superannuation

Your fixed salary package will continue to be NZ$1,000,000 per annum, inclusive of employer contributions to superannuation.

1.2                               Zero Priced Options $250,000

As zero priced options cannot be allocated on retirement, the sum of $250,000 representing that portion of your contract for the six month period to 31 March will be paid in cash (less tax) on your retirement.

1.3                               Short Term Incentive

The target bonus for the period 1 October 2005 to 15 April 2006 (approx.) is $250,000.

Bonus payments are subject to performance against agreed targets and are at the discretion of the Board.  The targets for the final six months of your contract will be agreed with you by 30 September 2005.  These will include the completion of the integration agenda.

ACCEPTANCE

I, John Anderson, have read and understood and agree to the terms of this letter of extension of my employment agreement (including the Schedule).

Name:	Sir John Anderson

Signature:	Date:

/S/ J. Anderson
Dated: 10/03/05

Exhibit 4.1.2

22 June 2005

Mr Shane Buggle
110 Gillies Street
FAIRFIELD  VIC  3078

Dear Shane

On behalf of Australia and New Zealand Banking Group Limited (“ANZ”), I am pleased to formally advise you of your appointment to the position of Group General Manager Finance

This letter sets out the terms of your employment, and constitutes your employment agreement with ANZ (“employment agreement”).  This employment agreement replaces all existing agreements, arrangements, or understandings between you and ANZ.  (References to ANZ include any corporation related to ANZ under the Corporations Act 2001.)

1                               Position, Reporting Arrangements and Location

Your position is Group General Manager Finance reporting to Peter Marriott, Chief Financial Officer and located at 100 Queen Street, Melbourne, Victoria, Australia.

Your position is at Senior Executive Group level.  ANZ may, at its discretion, change your position, reporting arrangements, duties and location on giving you reasonable notice, following consultation with you, and taking into account career considerations and personal circumstances.

2                               Operative Date

This employment agreement, and your obligations under it, will commence on 1 August 2005.  It does not affect your continuity of service for the purposes of leave entitlements and other employment benefits.

3                               Remuneration

The details of your remuneration are set out in the Schedule.  The Schedule forms part of this employment agreement.

4                               Leave

4.1                     Annual Leave

You will receive 4 weeks’ contracted hours paid annual leave for each completed year of paid service with ANZ.  You are required to take your full annual leave entitlement of 4 weeks over the course of each ANZ financial year (1 October to 30 September), 2 weeks of which must be taken consecutively.  (ANZ policy requires that you are absent for at least 10 consecutive business days per annum.)

At the end of each ANZ financial year, ANZ will deem you to have taken your full 4 weeks’ annual leave.  Accordingly, there will be no positive accrual of this leave and your annual leave balance at 1 October each year will never be more than your balance at 1 October of the previous year, or zero whichever is greater.

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4.2                     Sick Leave

You may take sick leave in accordance with standard arrangements applicable to all ANZ employees.  Any untaken part of this entitlement is cumulative from year to year.  In the event of prolonged illness, ANZ may decide at its discretion to provide you with sick leave in excess of your sick leave entitlements.  You are not entitled to any payment for unused sick leave when your employment with ANZ ends.

4.3                     Parental Leave

You may take parental leave in accordance with standard arrangements applicable to all ANZ employees.

4.4                     Long Service Leave

You are eligible for 13 weeks’ long service leave after completing 15 years of continuous service, and a further 8.66 weeks’ leave for each subsequent 10 completed years of continuous service.  You may access long service leave on a pro-rata basis after 10 completed years of continuous service.

5                               Ownership of Intellectual Property and Trade Secrets

All inventions, discoveries, computer software processes and improvements made by you during your employment with ANZ remain the property of ANZ.

By signing this employment agreement, you:

•             assign to ANZ all proprietary rights including all ownership rights and copyright and the exclusive right to develop, make, use, sell, license or otherwise benefit from any inventions, discoveries, processes and improvements, made by you within the scope of your employment with ANZ; and

•             agree to execute any further document that is necessary or desirable to give full effect to your obligations under this clause 5.

6                               Values and Ethical Standards

ANZ has developed guiding values and expects you to actively ensure they are an integral part of the way that you, and those who report to you, carry out duties within ANZ.

ANZ expects you to further ANZ’s objectives and reputation and faithfully and diligently to perform your duties, exercise your powers, and manage with integrity and respect all matters concerning ANZ employees and customers.

                                      ANZ also has certain ethical standards that you are required to maintain.  In particular, you must not in any way, either directly or indirectly, be or become engaged, concerned or interested in any business whether as principal, partner, director, agent, promoter or beneficiary except that of ANZ.  This requirement may be waived at ANZ’s discretion by a written consent signed by the Chief Executive Officer.

7                               Conduct

You must at all times act honestly and in a manner that is consistent with the status of your position with ANZ.  You indemnify ANZ against any loss or damage it suffers as a result of any dishonest act by you, or any wilful misconduct in carrying out your duties.

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8                               Policies and Procedures, Performance Management Plans

8.1                     Policies and Procedures

ANZ has policies and procedures that apply to your employment.  These policies and procedures may be amended by ANZ from time to time.  They are not incorporated into or otherwise included in your contract of employment with ANZ, including this employment agreement.

8.2                     Performance Management Plans

Performance management plans will be developed in consultation with you and may be reviewed and varied during the performance period.

9                               Confidential Information

You must not disclose or use in any manner (except in the proper course of your employment, by compulsion of law, or on the written direction of an authorised officer of ANZ or its auditors) any information about ANZ, its customers or its affairs which you acquire during your employment with ANZ, unless the information is already legitimately in the public domain.  You must also take all reasonable and necessary precautions to maintain the confidentiality and secrecy of any of this information, and prevent its unauthorised disclosure by any other person or entity. This obligation continues after your employment with ANZ ends.

You must also return to ANZ on request or immediately your employment with ANZ ends:

•             all books, papers, documents and other property which belong or relate to ANZ, its customers or its affairs, and any copies of such documents; and

•             any vehicle, computer hardware or software, key, security pass or other property that belongs to ANZ.

10                        Restraint

You must not at any time, either during your employment with ANZ or for 6 months after your employment with ANZ ends (or for such lesser time as a court may deem reasonable), either on your own account or for or jointly with any other person solicit, interfere with or attempt to entice away from ANZ any person who, at any time within the period of 12 months before the date your employment with ANZ ends, was a customer or employee of, or in the habit of dealing with, ANZ and whom you had direct or indirect contact with, or dealings with or knowledge of, for the purpose of your employment.

You acknowledge that consideration for the restraint is included in your Total Employment Cost (TEC).

11                        Disciplinary Action

If you fail to comply with the provisions of your employment agreement or any other ANZ performance requirements, ANZ may take disciplinary action which may include suspension with or without pay and, in certain circumstances, termination of your employment with ANZ (see clause 12).

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12                        Termination of Employment

12.1              Termination Entitlements

Your termination entitlements will depend upon the circumstances of the termination and are set out in this clause 12 and in the Schedule. These will be the only entitlements paid to you upon the termination of your employment with ANZ.

12.2              Resignation

You may terminate your employment for any reason by giving ANZ 3 months’ written notice.  You and ANZ may agree on a lesser period of notice, or ANZ may in its absolute discretion waive the notice period or any part of it.  If ANZ waives the notice period or any part of it, entitlements on termination will include payment in respect of the waived period (calculated on the basis of your Total Employment Cost (TEC), as described in the Schedule).

If, however, ANZ elects not to waive the notice period, ANZ may, during the notice period or any part of it, direct you not to perform all or part of the duties of your position, to cease communication with customers, suppliers, employees and contractors of ANZ and/or not to attend your principal place of work.

12.3              Termination by ANZ

(a)                       Termination on Notice

ANZ may terminate your employment for any reason (other than (b) or (c) below) by giving you 6 months’ written notice.  ANZ may elect to pay you in lieu of giving you all or part of the notice period based on your Total Employment Cost (TEC), as described in the Schedule.  Alternatively, ANZ may, during the notice period or any part of it, direct you not to perform all or part of the duties of your position, to cease communication with customers, suppliers, employees and contractors of ANZ and/or not to attend your principal place of work.

(b)                       Serious Misconduct

ANZ may terminate your employment at any time, without notice, because of your serious misconduct, serious neglect of duty, or serious breach of any of the terms of this employment agreement.  In such circumstances, you will only be entitled to payment of TEC up to the date of termination.

(c)                        Retrenchment

If ANZ terminates your employment because no suitable position exists for you, you will be entitled to a severance payment equal to 6 months’ TEC  or an amount calculated as follows, whichever is the greater:

1)              7 weeks’ notional salary for your first year of service;

2)              Plus 4 weeks’ notional salary for each year for your second to tenth consecutive years of continuous service;

3)              Plus 3 weeks’ notional salary for each year for your eleventh to sixteenth consecutive years of continuous service;

4)              Plus 2 weeks’ notional salary for each subsequent consecutive year of continuous service to a maximum of 25 years including the first;

5)              Plus a pro-rata payment for each completed month of service in your final part year of service, up to and including your 25th year of service.

If a severance payment is made to you under this clause 12.3(c), you will not be entitled to notice or payment in lieu of notice under clause 12.3(a) above.

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Your severance payments set out under this clause 12.3(c) will however, be taken to include an amount equal to the minimum notice payments required under the Banking Services – ANZ group – Award 1998.

13                        Variations to Conditions of Employment

Variations to your employment agreement may be necessary for the fair, efficient and effective administration of ANZ’s business. Accordingly, this employment agreement may be varied by agreement from time to time. Your consent to such variation must not be unreasonably withheld. If your consent is unreasonably withheld, ANZ may give you one month’s written notice that such variation will take effect.

14                                 Relevant law

This employment agreement takes effect under, is governed by and is to be interpreted according to, the law of Victoria.

ANZ provides a challenging and ever-changing job environment and I trust that it will be possible for you to develop and enhance your capabilities within ANZ.  I look forward to your contribution to the opportunities and challenges facing ANZ.

A copy of this employment agreement is enclosed for your records.  Please sign and return the original to me to confirm your acceptance of its terms.

Yours sincerely

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

Peter Marriott

Chief Financial Officer

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SCHEDULE
REMUNERATION ENTITLEMENTS, INCLUDING PAYMENTS ON TERMINATION

Name:	Shane Buggle
Title:	Group General Manager Finance
Location:	100 Queen Street, Melbourne, Victoria, Australia
Reporting To:	Peter Marriott, Chief Financial Officer
Schedule Issued:	22 June 2005	Effective Date: 1 August 2005

This Schedule forms part of your employment agreement.

Your remuneration will be a combination of salary, superannuation and benefits as agreed between you and ANZ from time to time using ANZ’s total employment cost (TEC) methodology. Essentially, TEC is the fixed component of remuneration.  It comprises notional salary (65% of TEC) and mandatory superannuation contributions, with the balance being a flexible component.

Mandatory superannuation contributions are paid in accordance with ANZ’s obligations under legislation as varied from time to time.  If legislative requirements for the payment of mandatory superannuation contributions change, the flexible component of your TEC will be varied accordingly (so that your TEC package remains the same).

The flexible component of TEC can be directed to benefits that are available at ANZ’s discretion in accordance with ANZ’s policy as amended from time to time.  It can be taken as a cash benefit (also referred to as Cashtec) or non-cash benefits (such as motor vehicles, petrol, parking and, if applicable, concessional lending) or a combination of both cash benefit/Cashtec and non-cash benefits.  Any fringe benefits tax that is payable on non-cash benefits will form part of the flexible component of TEC.

Your notional salary, superannuation and cash benefit/Cashtec (if applicable) will be paid fortnightly and non-cash benefits will be provided as applicable.  ANZ will review your TEC annually.

Bonus payments are at the discretion of the Board.

1                               Total Target Reward

Your Total Target Reward (TTR) is a combination of Fixed Reward – TEC (70% of TTR) plus Variable Reward – Executive Remuneration Scheme (30% of TTR).  Your annualised TTR is $500,000.

1.1                     Fixed Reward - TEC

Your TEC package on commencement of work in your new position is $350,000 per annum.

You must take 65% of TEC as notional salary.  The balance, less mandatory superannuation contributions, is a flexible component and can be taken as cash benefit/Cashtec or non-cash benefits or a combination of both.

1.2                     Variable Reward - Executive Remuneration Scheme

Bonus payments under the Executive Remuneration Scheme are subject to business unit and individual performance and are at the discretion of the Board. Bonuses may be paid as cash or shares or a combination of both.  The Board may, at its discretion, change the ratio of cash to shares.  You must at all times comply with the provisions of ANZ’s Share Trading Policy.

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12                        Superannuation

Your notional salary is used to calculate your superannuation contributions (if any) and the level of mandatory superannuation contributions.  It is also used to calculate the insured component of your death and total and permanent disablement benefits.  For full details of the ANZ Australian Staff Superannuation Scheme, refer to the member’s booklet.

13                        Entitlements upon Termination of Employment

Upon termination of employment, you will be entitled to payment for accrued and unused long service leave and annual leave in accordance with the standard arrangements applicable to all ANZ employees.  Payments will be on the basis of your notional salary plus cash benefit/Cashtec.

In addition to any notice or payment under clause 12 of your employment agreement, you will have the following entitlements on the termination of your employment:

•                                On resignation (see clause 12.2),
you will not be entitled to:

•                  any unvested deferred shares issued to you under the ANZ incentive arrangements;

•                  exercise any options.

•                                On termination on notice (see clause 12.3(a)),

you will be entitled to:

•              any deferred shares issued to you as part of a short-term incentive program under this employment agreement or a former employment agreement between you and ANZ;

•              any deferred shares issued to you, under this employment agreement or a former employment agreement between you and ANZ, as part of a long-term incentive program which have already vested, and any that vest during the notice period;

•              exercise any options granted to you under this employment agreement or a former employment agreement between you and ANZ, that have already vested, and any that vest during the notice period in accordance with the ANZ Share Option  Plan Rules (that is with the Board’s approval or otherwise in accordance with the Rules).

•                                On termination for serious misconduct (see clause 12.3(b)), you will not be entitled to:

•                  any vested or unvested deferred shares issued to you under the ANZ incentive arrangements which are held in trust;

•                  exercise any options.

•                                On retrenchment (see clause 12.3(c)),

you will be entitled to:

•                  any deferred shares issued to you under the ANZ incentive arrangements;

•                  exercise any options in accordance with the ANZ Share Option Plan Rules (that is, with the Board’s approval or otherwise in accordance with the Rules).

•                                On total and permanent disablement or death,
you or, in the event of death, your estate, will be entitled to:

•             a Performance Bonus pro-rated to the date of termination;

•             any deferred shares issued to you under the ANZ incentive arrangements;

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•             exercise any options in accordance with the ANZ Share Option Plan Rules (that is, with the Board’s approval or otherwise in accordance with the Rules).

14                       Definitions

For the purposes of this employment agreement:

•                                total and permanent disablement means:

(a)                       in circumstances where you are a member of the ANZ Australian Staff Superannuation Scheme (the “Scheme”) or an ANZ-sponsored staff superannuation fund, total and permanent disablement as determined by the trustee of the Scheme or fund;

(b)                      in circumstances where you are not a member of the ANZ Australian Staff Superannuation Scheme or an ANZ-sponsored staff superannuation fund, such state of physical or mental incapacity as renders you unlikely ever to be able to work again in a job for which you are reasonably qualified by education, training or experience.  Every question of total and permanent disablement will be decided by ANZ after receipt of reports by two qualified medical practitioners approved by ANZ.

•                                salary means notional salary, which is 65% of TEC.

ACCEPTANCE

I, Shane Buggle, have read and understood and agree to the terms of employment set out in this employment agreement (including the Schedule).

Name:

Signature:	Date:

/S/ S. Buggle
Dated: 23/06/05

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Exhibit 4.1.3

[ANZ NATIONAL BANK LETTTERHEAD]

13th   October 2005

Mr Graham Hodges

18 Goodwin St

Glen Iris, Victoria, 3146

AUSTRALIA

Dear Graham

The ANZ National Bank Limited Board is pleased to offer you the position of Chief Executive Officer of ANZ National Bank Limited (ANZ National).  The Reserve Bank of New Zealand has confirmed that it has no objection to your appointment.

This letter, its attached schedules, the “Individual Employment Terms and Conditions for Managerial Staff” (“the Booklet”), set out the terms of your employment, and these, together with the ANZ National’s various policies set out on Max/the Intranet, which may be amended from time to time, contain the entire agreement between yourself and ANZ National (references to ANZ National Bank include any company related to ANZ National under the Companies Act 1993.) If there is any inconsistency between these various documents, the terms in this Letter and those contained in the attached Managerial Staff booklet (in that order) will apply.  This employment agreement replaces all existing agreements, arrangements, or understandings between you and ANZ.

1.                              Position, Reporting Arrangements and Location

Your position is Chief Executive Officer, and is accountable solely to the ANZ National Board.  Your position is currently located at NBNZ House, 1 Victoria St, Wellington.

ANZ National may, at its discretion, change your position, reporting arrangements, duties and location on giving you reasonable notice, following consultation with you, and taking into account career considerations and personal circumstances.  You may be required to undertake reasonable travel within New Zealand and offshore to carry out the responsibilities of your position.

2.                              Term of Employment

This employment agreement, and your obligations under it, will commence on  a date to be agreed.

The Board notes that the current Chief Executive of ANZ National will retire on 31 December 2005 and the Board requests that you work with the current Chief Executive between the date of this agreement and 31 December 2005 to effect a successful transition.  During this period you will be known as Chief Executive Designate.  You will formally assume the title of Chief Executive on 1 January 2006.

3.                              Remuneration

The details of your remuneration are set out in Schedule 1.  Schedule 1 forms part of this employment agreement.

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4.                              Leave

4.1                       Annual Leave

You will receive four weeks and three days paid annual leave for each completed year of paid service with ANZ National.  You are required to take your full annual leave entitlement of 23 days over the course of each ANZ National financial year, 2 weeks of which must be taken consecutively. ANZ National strongly discourages accrual of annual leave - it is important for your well being, and the good operation of ANZ National, that annual leave is taken regularly. You agree that unless there has been prior written approval due to special circumstances there will be no accrual of annual leave. You should also be aware that ANZ National has the right to direct you to take unused annual leave if you are not prepared, after appropriate consultation, to take your annual leave.

In the event that your employment with ANZ National is terminated and you have taken holidays in advance of your entitlement, you agree that the amount of holiday pay paid in advance shall be deducted from your final pay to the extent that such holiday pay exceeds your entitlement as at the date of termination.  If the amount of holiday pay in advance is greater than the monies due on termination you shall refund the balance to ANZ National at the date of termination.

4.2                    Sick and Domestic Leave

You may take sick and domestic leave in accordance with standard arrangements applicable to all ANZ National employees.  ANZ National reserves the right to place limits on the amount of sick leave available to you.  You are not entitled to any payment for unused sick leave when your employment ends.

4.3                    Parental Leave

You may take parental leave in accordance with standard arrangements applicable to ANZ National employees.

4.4                    Long Service Leave

You are eligible for 13 weeks’ long service leave after completing 15 years of continuous service, and a further 8.66 weeks’ leave for each subsequent 10 completed years of continuous service.  You may access long service leave on a pro-rata basis after 10 years of continuous service.  Continuous service includes any time employed by Australia and New Zealand Banking Group Limited.

5.                           Ownership of Intellectual Property and Trade Secrets

All inventions, discoveries, computer software processes and improvements made by you during your employment with ANZ National remain the property of ANZ National.

By signing this employment agreement, you:

•              assign to ANZ National all proprietary rights including all ownership rights and copyright and the exclusive right to develop, make, use, sell, license or otherwise benefit from any inventions, discoveries, processes and improvements, made by you within the scope of your employment with ANZ National; and

•              agree to execute any further document that is necessary or desirable to give full effect to your obligations under this clause 5.

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6.                              Values and Ethical Standards

ANZ National expects you to actively ensure that its guiding values are an integral part of the way that you, and those who report to you, carry out duties within ANZ National.

ANZ National expects you to further its objectives and reputation and faithfully and diligently to perform your duties, exercise your powers, and manage with integrity and respect all matters concerning ANZ National employees and customers.

ANZ National also has certain ethical standards that you are required to maintain.  In particular, you must not in any way, either directly or indirectly, be or become engaged, concerned or interested in any business whether as principal, partner, director, agent, promoter or beneficiary except that of ANZ National.  This requirement may be waived at ANZ National’s discretion by a written consent signed by the Chairman of the Board.

7.                              Conduct

You must at all times act honestly and in a manner that is consistent with the status of your position with ANZ National.  You indemnify ANZ National against any loss or damage it suffers as a result of any dishonest act by you, or any wilful misconduct in carrying out your duties.

8.                              Performance Management Plans

Performance management plans and key performance indicators will be developed in consultation with you and may be reviewed and varied during the performance period.

9.                              Confidential Information

Further to the requirements set out in clause 1.3 of “the Booklet” you must also return to ANZ National on request or immediately your employment with ANZ National ends:

•              all books, papers, documents and other property which belong or relate to ANZ National, its customers or its affairs, and any copies of such documents; and

•              any vehicle, computer hardware or software, key, security pass or other property that belongs to ANZ National.

10.                       Restraint

You must not at any time, either during your employment with ANZ National or for 12 months after your employment with ANZ National ends (or for such lesser time as a court may deem reasonable), either on your own account or for or jointly with any other person solicit, interfere with or attempt to entice away from ANZ National any person who, at any time within the period of 12 months before the date your employment with ANZ National ends, was a customer or employee of, or in the habit of dealing with, ANZ National and whom you had direct or indirect contact with, or dealings with or knowledge of, for the purpose of your employment.

Consideration for the restraint is included in your Total Employment Cost (TEC) - refer Schedule 1.

11.        Disciplinary Action

If you fail to comply with the provisions of your employment agreement or any other ANZ National performance requirements, ANZ National may take disciplinary action, which may include termination of your employment with ANZ National (see clause 12 of this letter and 6.2 and 6.3 in “the Booklet”).  ANZ National may suspend you from employment (with or without pay) during any investigation into any disciplinary matter.

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12.                       Termination of Employment

This provision replaces clause 6.1 and 6.6 in “the Booklet.”

12.1                Termination Entitlements

Your termination entitlements will depend upon the circumstances of the termination and are set out in this clause 12 and in Schedule 1.  These will be the only entitlements paid to you upon the termination of your employment with ANZ National.

12.2              Resignation

You may terminate your employment for any reason by giving ANZ National 6 months written notice.  You and ANZ National may agree on a lesser period of notice, or the ANZ National may in its discretion waive the notice period or any part of it.  If ANZ National waives the notice period or any part of it, entitlements on termination will include payment in respect of the waived period calculated on the basis of your Total Employment Cost as described in the Schedule.

If, however, ANZ National elects not to waive the notice period, ANZ National may, during the notice period or any part of it, direct you not to perform all or part of the duties of your position, to cease communication with customers, suppliers, employees and contractors of ANZ National and/or not to attend your principal place of work.

12.3              Termination by ANZ National

(a)                   Termination on Notice

ANZ National Bank may terminate your employment for any reason (other than (b) or (c) below) by giving 12 months written notice.  ANZ National may elect to pay you in lieu of giving you all or part of the notice period based on your TEC.  Alternatively, ANZ National may, during the notice period or any part of it, direct you not to perform all or part of the duties of your position, to cease communication with customers, suppliers, employees and contractors of ANZ National and/or not to attend your principal place of work.

(b)                   Redundancy

If ANZ terminates your employment because no suitable position exists for you, you will be entitled to a severance payment equal to 12 months’ TEC. If a severance payment is made to you under this clause 12.3(b), you will not be entitled to notice or payment in lieu of notice under clause 12.3(a) above.

(c)                    Serious Misconduct

ANZ National may terminate your employment at any time, without notice, because of your serious misconduct, serious neglect of duty, or serious breach of any of the terms of this employment agreement.  Refer also to clause 6.2 of “the Booklet”.  In such circumstances, you will only be entitled to payment of TEC up to the date of termination.

13.                       Variations to Conditions of Employment

Variations to your employment agreement may be necessary for the fair, efficient and effective administration of ANZ National’s business. Accordingly, this employment agreement may be varied by agreement from time to time. Your consent to such variation must not be unreasonably withheld. If your consent is unreasonably withheld, ANZ National may give you one month’s written notice that such variation will take effect.

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14.                       Relevant law

This employment agreement takes effect under, is governed by and is to be interpreted according to, the law of New Zealand.

15.                       Employment Relationship Problem Resolution Procedure

In line with the Employment Relations Act 2000, a plain language explanation of the process to be used is outlined in “the Booklet”.

*              *              *              *              *

Note that you are entitled to seek independent advice on the employment agreement being offered to you.

We look forward to your leadership and contribution to the opportunities and challenges facing the ANZ National as we move forward.

A copy of this employment agreement is enclosed for your records.  Please sign and return the original of this letter to confirm your acceptance of its terms.

Yours sincerely

Dr Roderick Deane

Mr John McFarlane

Chairman

Director

ANZ National Bank Limited	ANZ National Bank Limited

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SCHEDULE 1

REMUNERATION ENTITLEMENTS, INCLUDING PAYMENTS ON TERMINATION

Name:	Graham Hodges
Title:	Chief Executive Officer, ANZ National Bank Limited
Location:	Wellington
Reporting To:	The ANZ National Bank Limited Board
Schedule Issued:	13 October 2005	Effective Date: tba

This Schedule forms part of your employment agreement.

Your remuneration will be a combination of salary, superannuation and benefits as agreed between you and ANZ National from time to time using the Total Employment Cost (TEC) methodology of Australia and New Zealand Banking Group Limited.

1                               Total Target Reward

Your Total Target Reward (TTR) is a combination of Fixed Reward — TEC (50% of TTR) plus a Variable Reward - Executive Remuneration Scheme (50% of TTR).  Your annualised TTR is the equivalent New Zealand dollar value of AUD $1,700,000 per annum.

1.1                     Fixed Reward - TEC

Your TEC package on commencement of work in your new position is the equivalent New Zealand dollar value of AUD $850,000 per annum.

You must take 65% of TEC as notional salary.  The balance less mandatory superannuation contributions (should they become applicable), is a flexible component and can be taken as cash benefit or non-cash benefits or a combination of both.

1.2                     Variable Reward - Executive Remuneration Scheme

Bonus payments under the Executive Remuneration Scheme are subject to business unit and individual performance and are at the discretion of the Board.

Bonuses may be paid as cash or shares or a combination of both.  The Board may, at its discretion, change the ratio of cash to shares.  You must at all times comply with the provisions of ANZ’s Share Trading Policy.  Your bonus entitlements will be determined in Australian dollars and then converted to New Zealand dollars as set out in 1.4 below.

1.3                     Long Term Incentives

You are also eligible to participate in ANZ’s Long Term Incentive Plan. Awards under this Plan are entirely at the discretion of the Board.

1.4                       Application of exchange rates for conversion of reward from Australian dollars      into New Zealand dollars

Your fixed reward will convert from Australian dollars into New Zealand dollars using the average exchange rate for the 6 months prior to 31 March and 30 September of any year.  In the event that your fixed reward is amended at a time other than 1 October in any year, the average exchange rate for the 6 months prior to the date of the change will be applied.

Variable rewards are normally determined by ANZ for the period ending 30 September in any given year.  Your variable reward will convert from Australian dollars into New Zealand dollars using the average exchange rate applicable for the month of September

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of any given year.  In the event that you receive a variable reward at a time other than the time variable rewards are normally determined in any given year, the conversion rate will be the average exchange rate applicable to the month prior to the determination of such a variable entitlement.

12.                       Superannuation

While in New Zealand your mandatory superannuation contributions will be suspended.  If legislative requirements for the payment of mandatory superannuation contributions change, the flexible component of your TEC will be varied accordingly (so that your TEC package remains the same).

As you will not be able to contribute to ANZ Australian Staff Superannuation Scheme other than on an after tax basis, the following information is set out as the basis on which your entitlements would be determined had you remained an Australian resident for income tax purposes and not come under New Zealand income tax requirements. The determination of any insured component of your death and total and permanent disablement benefits will remain defined by your notional salary had you remained employed directly in Australia.

Your notional salary is used to calculate your superannuation contributions (if any) and the level of mandatory superannuation contributions. It is also used to calculate the insured component of your death and total and permanent disablement benefits. For full details of the ANZ Staff Superannuation Scheme, refer to the member’s booklet.

13.        Relocation Benefits

ANZ National will pay to relocate you and your family from Melbourne to Wellington.  This will include:

•                  Business class airfares from Melbourne to Wellington for you and your family;

•                  All reasonable costs in relation to the removal and storage of furniture and personal belongings.  Storage costs will be covered for a period of up to 12 weeks from the date of your arrival in Wellington;

•                  ANZ National will, at its own expense, provide a fully serviced apartment or house in Wellington of a mutually acceptable standard until 31 December, 2006. ;

•                  ANZ National will reimburse you reasonable costs associated with establishing and furnishing your accommodation in Wellington;

•                  From 31 December 2006, ANZ National will determine a housing subsidy level based on your circumstances and the housing market in New Zealand;

•                  A fully-maintained hire car for a period of up to 4 weeks from the date of your arrival in Wellington, or for such lesser period if you organise a personal vehicle sooner;

•                  Reimbursement of any loss incurred on the sale of your motor vehicle(s) or early termination of your lease(s) on departure from Melbourne, subject to independent valuation;

•                  Reimbursement of reasonable costs of up to $20,000 associated with holding and or cancellation fees incurred in relocating from Melbourne to Wellington for school application fees, school uniforms, loss of non-refundable deposits, termination of fixed term contracts and other out of pocket expenses;

•                  The services of a relocation consultant to assist with identifying suitable housing in    Wellington

•                  ANZ National will pay the bank fee (currently $10) incurred for the transfer of funds back to your home country account (1 remittance per pay period). To facilitate this, please advise your Australian BSB and Account number to Margot Dargan, People Capital.

•                  Airfares for your spouse / children to travel to and from Melbourne and Wellington between October 2005 and December 2006, with the total cost to ANZ National to not exceed AUD $50,000 for this period without prior approval;

•                  Taxation advice and support: ANZ National will arrange and pay for the following taxation support by ANZ’s Taxation Service provider (currently Pricewaterhouse Coopers):

•                  Reasonable expenses incurred in obtaining taxation advice in Australia and New Zealand in order to resolve taxation issues associated with relocation to New Zealand;

•                  Completion and filing of tax returns in both Australia and New Zealand

•                  We will also pay to relocate you and your family from Wellington to Melbourne. This will include:

•                  Business class airfares from Wellington to Melbourne for you and your family;

•                  All reasonable costs in relation to the removal and storage of furniture and personal belongings.  Storage costs will be covered for a period of up to 12 weeks from the date of your arrival in Melbourne;

•                  A fully paid serviced apartment or house of sufficient size to accommodate your family for a period of up to 12 weeks from the date of your arrival in Melbourne.

•                  Any tax arising on the above benefits will be borne by ANZ National

14                        Taxation

For the duration of your employment to New Zealand, ANZ National will provide tax protection to ensure that your personal  obligations will be no more than you would have incurred had you remained in Australia.

15                        Entitlements upon Termination of Employment

Upon termination of employment, you will be entitled to payment for accrued and unused annual leave and long service leave in accordance with the standard arrangements applicable to all employees of ANZ National.

In addition to any notice or payment under your employment agreement, you will have the following entitlements on the termination of your employment with ANZ National:

•                                On resignation
you will not be entitled to:

•                  any unvested deferred shares issued to you under the ANZ incentive arrangements;

•                  exercise any options.

•                                On termination for serious misconduct

you will not be entitled to:

•                  any vested or unvested deferred shares issued to you under the ANZ Incentive arrangements which are held in trust;

•                  exercise any options.

•                              On termination on notice

you will be entitled to:

•             any deferred shares issued to you as part of a short-term incentive program;

•             any deferred shares issued to you as part of a long-term incentive program which have already vested, and any that vest during the notice period;

•             exercise any options (granted under this employment agreement) that have already vested, and any that vest during the notice period , in accordance with the ANZ Share Option Plan Rules (that is, with the Board’s approval or otherwise in accordance with the Rules).

•                              On retrenchment

you will be entitled to:

•                  any deferred shares issued to you as part of a short-term incentive program under this employment agreement

•                  exercise any options in accordance with the ANZ Share Option Plan Rules (that is, with the Board’s approval or otherwise in accordance with the rules).

•                              On retirement

you will be entitled to:

•                  release of all vested and unvested  deferred shares issued to you

•                  release of all options (performance conditions are waived) in accordance with the ANZ Share Option Plan Rules (that is, with the Board’s approval or otherwise in accordance with the Rules).

•                                On total and permanent disablement or death,
you or, in the event of death, your estate, will be entitled to:

•             a Performance Bonus pro-rated to the date of termination;

•             any deferred shares issued to you;

•             exercise any options in accordance with the ANZ Share Option Plan Rules (that is, with the Board’s approval or otherwise in accordance with the Rules).

16.                     Definitions

For the purposes of this employment agreement:

•                              total and permanent disablement means:

(a)                       in circumstances where you are a member of ANZ Australian Staff Superannuation Scheme or an ANZ National sponsored staff superannuation scheme, total and permanent disablement as determined by the trustee of the scheme;

(b)                      in circumstances where you are not a member of the ANZ Australian Staff Superannuation Scheme or an ANZ National sponsored staff superannuation scheme, total and permanent disablement as determined by ANZ National after receipt of reports by two qualified medical practitioners approved by the ANZ National.

•                          Salary means notional salary, which is 65% of your TEC

ACCEPTANCE

I, Graham Hodges, have read and understood and agree to the terms of employment set out in this employment agreement (including the Schedules).

Name:	Graham Hodges

Signature:		Date:

/S/ G. Hodges
Dated: 14/10/05

Exhibit 4.1.4

17th November 2005

David Hisco

26 Aisbett Ave

Camberwell VIC 3124

Dear David

On behalf of Australia and New Zealand Banking Group Limited (“ANZ”), I am pleased to formally advise you of your appointment to the position of Managing Director, Esanda.

This letter sets out the terms of your employment, and constitutes your employment agreement with ANZ (“employment agreement”).  This employment agreement replaces all existing agreements, arrangements, or understandings between you and ANZ.  (References to ANZ include any corporation related to ANZ under the Corporations Act 2001.)

1          Position, Reporting Arrangements and Location

Your position is Managing Director, Esanda reporting to John McFarlane, CEO and located at 85 Spring St, Melbourne.

Your position is at Senior Executive Group level.  ANZ may, at its discretion, change your position, reporting arrangements, duties and location on giving you reasonable notice, following consultation with you, and taking into account career considerations and personal circumstances.

2          Operative Date

This employment agreement, and your obligations under it, will commence on tba.  It does not affect your continuity of service for the purposes of leave entitlements and other employment benefits.

3          Remuneration

The details of your remuneration are set out in the Schedule.  The Schedule forms part of this employment agreement.

4          Leave

4.1       Annual Leave

You will receive 4 weeks’ contracted hours paid annual leave for each completed year of paid service with ANZ.  You are required to take your full annual leave entitlement of 4 weeks over the course of each ANZ financial year (1 October to 30 September), 2 weeks of which must be taken consecutively.  (ANZ policy requires that you are absent for at least 10 consecutive business days per annum.)

At the end of each ANZ financial year, ANZ will deem you to have taken your full 4 weeks’ annual leave.  Accordingly, there will be no positive accrual of this leave and your annual leave balance at 1 October each year will never be more than your balance at 1 October of the previous year, or zero whichever is greater.

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4.2       Sick Leave

You may take sick leave in accordance with standard arrangements applicable to all ANZ employees.  Any untaken part of this entitlement is cumulative from year to year.  In the event of prolonged illness, ANZ may decide at its discretion to provide you with sick leave in excess of your sick leave entitlements.  You are not entitled to any payment for unused sick leave when your employment with ANZ ends.

4.3       Parental Leave

You may take parental leave in accordance with standard arrangements applicable to all ANZ employees.

4.4       Long Service Leave

You are eligible for 13 weeks’ long service leave after completing 15 years of continuous service, and a further 8.66 weeks’ leave for each subsequent 10 completed years of continuous service.  You may access long service leave on a pro-rata basis after 10 completed years of continuous service.

5          Ownership of Intellectual Property and Trade Secrets

All inventions, discoveries, computer software processes and improvements made by you during your employment with ANZ remain the property of ANZ.

By signing this employment agreement, you:

•    assign to ANZ all proprietary rights including all ownership rights and copyright and the exclusive right to develop, make, use, sell, license or otherwise benefit from any inventions, discoveries, processes and improvements, made by you within the scope of your employment with ANZ; and

•    agree to execute any further document that is necessary or desirable to give full effect to your obligations under this clause 5.

6          Values and Ethical Standards

ANZ has developed guiding values and expects you to actively ensure they are an integral part of the way that you, and those who report to you, carry out duties within ANZ.

ANZ expects you to further ANZ’s objectives and reputation and faithfully and diligently to perform your duties, exercise your powers, and manage with integrity and respect all matters concerning ANZ employees and customers.

ANZ also has certain ethical standards that you are required to maintain.  In particular, you must not in any way, either directly or indirectly, be or become engaged, concerned or interested in any business whether as principal, partner, director, agent, promoter or beneficiary except that of ANZ.  This requirement may be waived at ANZ’s discretion by a written consent signed by the Chief Executive Officer.

7          Conduct

You must at all times act honestly and in a manner that is consistent with the status of your position with ANZ.  You indemnify ANZ against any loss or damage it suffers as a result of any dishonest act by you, or any wilful misconduct in carrying out your duties.

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8          Policies and Procedures, Performance Management Plans

8.1       Policies and Procedures

ANZ has policies and procedures that apply to your employment.  These policies and procedures may be amended by ANZ from time to time.  They are not incorporated into or otherwise included in your contract of employment with ANZ, including this employment agreement.

8.2       Performance Management Plans

Performance management plans will be developed in consultation with you and may be reviewed and varied during the performance period.

9          Confidential Information

You must not disclose or use in any manner (except in the proper course of your employment, by compulsion of law, or on the written direction of an authorised officer of ANZ or its auditors) any information about ANZ, its customers or its affairs which you acquire during your employment with ANZ, unless the information is already legitimately in the public domain.  You must also take all reasonable and necessary precautions to maintain the confidentiality and secrecy of any of this information, and prevent its unauthorised disclosure by any other person or entity. This obligation continues after your employment with ANZ ends.

You must also return to ANZ on request or immediately your employment with ANZ ends:

•    all books, papers, documents and other property which belong or relate to ANZ, its customers or its affairs, and any copies of such documents; and

•    any vehicle, computer hardware or software, key, security pass or other property that belongs to ANZ.

10        Restraint

You must not at any time, either during your employment with ANZ or for 12 months after your employment with ANZ ends (or for such lesser time as a court may deem reasonable), either on your own account or for or jointly with any other person solicit, interfere with or attempt to entice away from ANZ any person who, at any time within the period of 12 months before the date your employment with ANZ ends, was a customer or employee of, or in the habit of dealing with, ANZ and whom you had direct or indirect contact with, or dealings with or knowledge of, for the purpose of your employment.

You acknowledge that consideration for the restraint is included in your Total Employment Cost (TEC).

11        Disciplinary Action

If you fail to comply with the provisions of your employment agreement or any other ANZ performance requirements, ANZ may take disciplinary action which may include suspension with or without pay and, in certain circumstances, termination of your employment with ANZ (see clause 12).

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12        Termination of Employment

12.1     Termination Entitlements

Your termination entitlements will depend upon the circumstances of the termination and are set out in this clause 12 and in the Schedule. These will be the only entitlements paid to you upon the termination of your employment with ANZ.

12.2     Resignation

You may terminate your employment for any reason by giving ANZ 6 months’ written notice.  You and ANZ may agree on a lesser period of notice, or ANZ may in its absolute discretion waive the notice period or any part of it.  If ANZ waives the notice period or any part of it, entitlements on termination will include payment in respect of the waived period calculated on the basis of your Total Employment Cost (TEC), as described in the Schedule, up to a maximum of three months.

If, however, ANZ elects not to waive the notice period, ANZ may, during the notice period or any part of it, direct you not to perform all or part of the duties of your position, to cease communication with customers, suppliers, employees and contractors of ANZ and/or not to attend your principal place of work.

12.3     Termination by ANZ

(a)        Termination on Notice

ANZ may terminate your employment for any reason (other than (b) or (c)) by giving you 12 months’ written notice.  ANZ may elect to pay you in lieu of giving you all or part of the notice period based on your TEC.  Alternatively, ANZ may, during the notice period or any part of it, direct you not to perform all or part of the duties of your position, to cease communication with customers, suppliers, employees and contractors of ANZ and/or not to attend your principal place of work.

(b)        Serious Misconduct

ANZ may terminate your employment at any time, without notice, because of your serious misconduct, serious neglect of duty, or serious breach of any of the terms of this employment agreement.  In such circumstances, you will only be entitled to payment of TEC up to the date of termination.

(c)        Retrenchment

1)     If ANZ terminates your employment because no suitable position exists for you, you will be entitled to a severance payment equal to 12 months’ TEC.

2)     If a severance payment is made to you under this clause 12.3(c), you will not be entitled to notice or payment in lieu of notice under clause 12.3(a) above.

Your severance payments set out under this clause 12.3(c) will however, be taken to include an amount equal to the minimum notice payments required under the Banking Services – ANZ Group – Award 1998.

13        Variations to Conditions of Employment

Variations to your employment agreement may be necessary for the fair, efficient and effective administration of ANZ’s business. Accordingly, this employment agreement may be varied by agreement from time to time. Your consent to such variation must not be unreasonably withheld. If your consent is unreasonably withheld, ANZ may give you one month’s written notice that such variation will take effect.

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14           Relevant law

This employment agreement takes effect under, is governed by and is to be interpreted according to, the law of Victoria.

ANZ provides a challenging and ever-changing job environment and I trust that it will be possible for you to develop and enhance your capabilities within ANZ.  I look forward to your contribution to the opportunities and challenges facing ANZ.

A copy of this employment agreement is enclosed for your records.  Please sign and return the original to me to confirm your acceptance of its terms.

Yours sincerely

John McFarlane

Chief Executive Officer

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

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SCHEDULE

REMUNERATION ENTITLEMENTS, INCLUDING PAYMENTS ON TERMINATION

Name:	David Hisco
Title:

Managing Director, Esanda

Location:	85 Spring St, Melbourne
Reporting To:	John McFarlane, CEO
Schedule Issued:	14 October 2005	Effective Date:

1/11/05

This Schedule forms part of your employment agreement.

Your remuneration will be a combination of salary, superannuation and benefits as agreed between you and ANZ from time to time using ANZ’s total employment cost (TEC) methodology. Essentially, TEC is the fixed component of remuneration.  It comprises notional salary (65% of TEC) and mandatory superannuation contributions, with the balance being a flexible component.

Mandatory superannuation contributions are paid in accordance with ANZ’s obligations under legislation as varied from time to time.  If legislative requirements for the payment of mandatory superannuation contributions change, the flexible component of your TEC will be varied accordingly (so that your TEC package remains the same).

The flexible component of TEC can be directed to benefits that are available at ANZ’s discretion in accordance with ANZ’s policy as amended from time to time.  It can be taken as a cash benefit (also referred to as Cashtec) or non-cash benefits (such as motor vehicles, petrol, parking and, if applicable, concessional lending) or a combination of both cash benefit/Cashtec and non-cash benefits.  Any fringe benefits tax that is payable on non-cash benefits will form part of the flexible component of TEC.

Your notional salary, superannuation and cash benefit/Cashtec (if applicable) will be paid fortnightly and non-cash benefits will be provided as applicable.  ANZ will review your TEC annually.

Bonus payments are at the discretion of the Board.

1          Total Target Reward

Your Total Target Reward (TTR) is a combination of Fixed Reward – TEC (50% of TTR) plus Variable Reward – Executive Remuneration Scheme (50% of TTR).  Your annualised TTR is $1,000,000.

1.1       Fixed Reward - TEC

Your TEC package on commencement of work in your new position is $500,000 per annum.

You must take 65% of TEC as notional salary.  The balance, less mandatory superannuation contributions, is a flexible component and can be taken as cash benefit/Cashtec or non-cash benefits or a combination of both.

1.2       Variable Reward - Executive Remuneration Scheme

Bonus payments under the Executive Remuneration Scheme are subject to business unit and individual performance and are at the discretion of the Board. Bonuses may be paid as cash or shares or a combination of both.  The Board may, at its discretion, change the ratio of cash to shares.  You must at all times comply with the provisions of ANZ’s Share Trading Policy.

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1.3       Long Term Incentives

You will be eligible to participate in the ANZ’s Long Term Incentive Plan. Awards under this Plan are entirely at the discretion of the Board.

2          Superannuation

Your notional salary is used to calculate your superannuation contributions (if any) and the level of mandatory superannuation contributions.  It is also used to calculate the insured component of your death and total and permanent disablement benefits.  For full details of the ANZ Australian Staff Superannuation Scheme, refer to the member’s booklet.

3          Entitlements upon Termination of Employment

Upon termination of employment, you will be entitled to payment for accrued and unused long service leave and annual leave in accordance with the standard arrangements applicable to all ANZ employees.  Payments will be on the basis of your notional salary plus cash benefit/Cashtec.

In addition to any notice or payment under clause 12 of your employment agreement, you may also have entitlements to shares, options or performance rights.  Please refer to the conditions of grant issued with each equity allocation for details of your entitlements in each of the following circumstances.

•      Resignation

•      Termination for Serious Misconduct

•      Termination on Notice

•      Retrenchment or Retirement

•      Death and or Total and Permanent Disability

4          Definitions

For the purposes of this employment agreement:

•           total and permanent disablement means:

(a)   in circumstances where you are a member of the ANZ Australian Staff Superannuation Scheme (the “Scheme”) or an ANZ-sponsored staff superannuation fund, total and permanent disablement as determined by the trustee of the Scheme or fund;

(b)   in circumstances where you are not a member of the ANZ Australian Staff Superannuation Scheme or an ANZ-sponsored staff superannuation fund, such state of physical or mental incapacity as renders you unlikely ever to be able to work again in a job for which you are reasonably qualified by education, training or experience.  Every question of total and permanent disablement will be decided by ANZ after receipt of reports by two qualified medical practitioners approved by ANZ.

•           salary means notional salary, which is 65% of TEC.

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ACCEPTANCE

I, David Hisco, have read and understood and agree to the terms of employment set out in this employment agreement (including the Schedule).

Name:

Signature:	Date:

/S/ D. Hisco
Dated: 22/11/05

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Exhibit 4.1.5

14 October 2005

Mark Paton

2 Dawson Ave

Brighton VIC 3186

Dear Mark

On behalf of Australia and New Zealand Banking Group Limited (“ANZ”), I am pleased to formally advise you of your appointment to the position of Group Managing Director, Corporate.

This letter sets out the terms of your employment, and constitutes your employment agreement with ANZ (“employment agreement”).  This employment agreement replaces all existing agreements, arrangements, or understandings between you and ANZ.  (References to ANZ include any corporation related to ANZ under the Corporations Act 2001.)

1                               Position, Reporting Arrangements and Location

Your position is Group Managing Director, Corporate reporting to John McFarlane, CEO and located at 100 Queen St, Melbourne.

Your position is at Senior Executive Group level.  ANZ may, at its discretion, change your position, reporting arrangements, duties and location on giving you reasonable notice, following consultation with you, and taking into account career considerations and personal circumstances.

2                               Operative Date

This employment agreement, and your obligations under it, will commence on 1 November 2005.  It does not affect your continuity of service for the purposes of leave entitlements and other employment benefits.

3                               Remuneration

The details of your remuneration are set out in the Schedule.  The Schedule forms part of this employment agreement.

4                               Leave

4.1                     Annual Leave

You will receive 4 weeks’ contracted hours paid annual leave for each completed year of paid service with ANZ.  You are required to take your full annual leave entitlement of 4 weeks over the course of each ANZ financial year (1 October to 30 September), 2 weeks of which must be taken consecutively.  (ANZ policy requires that you are absent for at least 10 consecutive business days per annum.)

At the end of each ANZ financial year, ANZ will deem you to have taken your full 4 weeks’ annual leave.  Accordingly, there will be no positive accrual of this leave and your annual leave balance at 1 October each year will never be more than your balance at 1 October of the previous year, or zero whichever is greater.

4.2                     Sick Leave

You may take sick leave in accordance with standard arrangements applicable to all ANZ employees.  Any untaken part of this entitlement is cumulative from year to year.  In the event of prolonged illness, ANZ may decide at its discretion to provide you with sick leave in excess of your sick leave entitlements.  You are not entitled to any payment for unused sick leave when your employment with ANZ ends.

4.3                     Parental Leave

You may take parental leave in accordance with standard arrangements applicable to all ANZ employees.

4.4                     Long Service Leave

You are eligible for 13 weeks’ long service leave after completing 15 years of continuous service, and a further 8.66 weeks’ leave for each subsequent 10 completed years of continuous service.  You may access long service leave on a pro-rata basis after 10 completed years of continuous service.

5                               Ownership of Intellectual Property and Trade Secrets

All inventions, discoveries, computer software processes and improvements made by you during your employment with ANZ remain the property of ANZ.

By signing this employment agreement, you:

•             assign to ANZ all proprietary rights including all ownership rights and copyright and the exclusive right to develop, make, use, sell, license or otherwise benefit from any inventions, discoveries, processes and improvements, made by you within the scope of your employment with ANZ; and

•             agree to execute any further document that is necessary or desirable to give full effect to your obligations under this clause 5.

6                               Values and Ethical Standards

ANZ has developed guiding values and expects you to actively ensure they are an integral part of the way that you, and those who report to you, carry out duties within ANZ.

ANZ expects you to further ANZ’s objectives and reputation and faithfully and diligently to perform your duties, exercise your powers, and manage with integrity and respect all matters concerning ANZ employees and customers.

ANZ also has certain ethical standards that you are required to maintain.  In particular, you must not in any way, either directly or indirectly, be or become engaged, concerned or interested in any business whether as principal, partner, director, agent, promoter or beneficiary except that of ANZ.  This requirement may be waived at ANZ’s discretion by a written consent signed by the Chief Executive Officer.

7                               Conduct

You must at all times act honestly and in a manner that is consistent with the status of your position with ANZ.  You indemnify ANZ against any loss or damage it suffers as a result of any dishonest act by you, or any wilful misconduct in carrying out your duties.

8                               Policies and Procedures, Performance Management Plans

8.1                     Policies and Procedures

ANZ has policies and procedures that apply to your employment.  These policies and procedures may be amended by ANZ from time to time.  They are not incorporated into or otherwise included in your contract of employment with ANZ, including this employment agreement.

8.2                     Performance Management Plans

Performance management plans will be developed in consultation with you and may be reviewed and varied during the performance period.

9                               Confidential Information

You must not disclose or use in any manner (except in the proper course of your employment, by compulsion of law, or on the written direction of an authorised officer of ANZ or its auditors) any information about ANZ, its customers or its affairs which you acquire during your employment with ANZ, unless the information is already legitimately in the public domain.  You must also take all reasonable and necessary precautions to maintain the confidentiality and secrecy of any of this information, and prevent its unauthorised disclosure by any other person or entity. This obligation continues  after your employment with ANZ ends.

You must also return to ANZ on request or immediately your employment with ANZ ends:

•             all books, papers, documents and other property which belong or relate to ANZ, its customers or its affairs, and any copies of such documents; and

•             any vehicle, computer hardware or software, key, security pass or other property that belongs to ANZ.

10                        Restraint

You must not at any time, either during your employment with ANZ or for 12 months after your employment with ANZ ends (or for such lesser time as a court may deem reasonable), either on your own account or for or jointly with any other person solicit, interfere with or attempt to entice away from ANZ any person who, at any time within the period of 12 months before the date your employment with ANZ ends, was a customer or employee of, or in the habit of dealing with, ANZ and whom you had direct or indirect contact with, or dealings with or knowledge of, for the purpose of your employment.

You acknowledge that consideration for the restraint is included in your Total Employment Cost (TEC).

11                        Disciplinary Action

If you fail to comply with the provisions of your employment agreement or any other ANZ performance requirements, ANZ may take disciplinary action which may include suspension with or without pay and, in certain circumstances, termination of your employment with ANZ (see clause 12).

12                        Termination of Employment

12.1              Termination Entitlements

Your termination entitlements will depend upon the circumstances of the termination and are set out in this clause 12 and in the Schedule. These will be the only entitlements paid to you upon the termination of your employment with ANZ.

12.2              Resignation

You may terminate your employment for any reason by giving ANZ 6 months’ written notice.  You and ANZ may agree on a lesser period of notice, or ANZ may in its absolute discretion waive the notice period or any part of it.  If ANZ waives the notice period or any part of it, entitlements on termination will include payment in respect of the waived period calculated on the basis of your Total Employment Cost (TEC), as described in the Schedule, up to a maximum of three months.

If, however, ANZ elects not to waive the notice period, ANZ may, during the notice period or any part of it, direct you not to perform all or part of the duties of your position, to cease communication with customers, suppliers, employees and contractors of ANZ and/or not to attend your principal place of work.

12.3              Termination by ANZ

(a)                       Termination on Notice

ANZ may terminate your employment for any reason (other than (b) or (c)) by giving you 12 months’ written notice.  ANZ may elect to pay you in lieu of giving you all or part of the notice period based on your TEC.  Alternatively, ANZ may, during the notice period or any part of it, direct you not to perform all or part of the duties of your position, to cease communication with customers, suppliers, employees and contractors of ANZ and/or not to attend your principal place of work.

(b)                       Serious Misconduct

ANZ may terminate your employment at any time, without notice, because of your serious misconduct, serious neglect of duty, or serious breach of any of the terms of this employment agreement.  In such circumstances, you will only be entitled to payment of TEC up to the date of termination.

(c)                        Retrenchment

1)              If ANZ terminates your employment because no suitable position exists for you, you will be entitled to a severance payment equal to 12 months’ TEC.

2) If a severance payment is made to you under this clause 12.3(c), you will not be entitled to notice or payment in lieu of notice under clause 12.3(a) above.

Your severance payments set out under this clause 12.3(c) will however, be taken to include an amount equal to the minimum notice payments required under the Banking Services – ANZ Group – Award 1998.

13                        Variations to Conditions of Employment

Variations to your employment agreement may be necessary for the fair, efficient and effective administration of ANZ’s business. Accordingly, this employment agreement may be varied by agreement from time to time. Your consent to such variation must not be unreasonably withheld. If your consent is unreasonably withheld, ANZ may give you one month’s written notice that such variation will take effect.

14                                 Relevant law

This employment agreement takes effect under, is governed by and is to be interpreted according to, the law of Victoria.

ANZ provides a challenging and ever-changing job environment and I trust that it will be possible for you to develop and enhance your capabilities within ANZ.  I look forward to your contribution to the opportunities and challenges facing ANZ.

A copy of this employment agreement is enclosed for your records.  Please sign and return the original to me to confirm your acceptance of its terms.

Yours sincerely

John McFarlane

Chief Executive Officer

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

SCHEDULE

REMUNERATION ENTITLEMENTS, INCLUDING PAYMENTS ON TERMINATION

Name:	Mark Paton
Title:	Group Managing Director, Corporate
Location:	100 Queen St, Melbourne
Reporting To:	John McFarlane, CEO
Schedule Issued:	14 October 2005	Effective Date:	I November 2005

This Schedule forms part of your employment agreement.

Your remuneration will be a combination of salary, superannuation and benefits as agreed between you and ANZ from time to time using ANZ’s total employment cost (TEC) methodology. Essentially, TEC is the fixed component of remuneration.  It comprises notional salary (65% of TEC) and mandatory superannuation contributions, with the balance being a flexible component.

Mandatory superannuation contributions are paid in accordance with ANZ’s obligations under legislation as varied from time to time.  If legislative requirements for the payment of mandatory superannuation contributions change, the flexible component of your TEC will be varied accordingly (so that your TEC package remains the same).

The flexible component of TEC can be directed to benefits that are available at ANZ’s discretion in accordance with ANZ’s policy as amended from time to time.  It can be taken as a cash benefit (also referred to as Cashtec) or non-cash benefits (such as motor vehicles, petrol, parking and, if applicable, concessional lending) or a combination of both cash benefit/Cashtec and non-cash benefits.  Any fringe benefits tax that is payable on non-cash benefits will form part of the flexible component of TEC.

Your notional salary, superannuation and cash benefit/Cashtec (if applicable) will be paid fortnightly and non-cash benefits will be provided as applicable.  ANZ will review your TEC annually.

Bonus payments are at the discretion of the Board.

1                               Total Target Reward

Your Total Target Reward (TTR) is a combination of Fixed Reward – TEC (50% of TTR) plus Variable Reward – Executive Remuneration Scheme (50% of TTR).  Your annualised TTR is $1,300,000.

1.1                     Fixed Reward - TEC

Your TEC package on commencement of work in your new position is $650,000 per annum.

You must take 65% of TEC as notional salary.  The balance, less mandatory superannuation contributions, is a flexible component and can be taken as cash benefit/Cashtec or non-cash benefits or a combination of both.

1.2                     Variable Reward - Executive Remuneration Scheme

Bonus payments under the Executive Remuneration Scheme are subject to business unit and individual performance and are at the discretion of the Board. Bonuses may be paid as cash or shares or a combination of both.  The Board may, at its discretion, change the ratio of cash to shares.  You must at all times comply with the provisions of ANZ’s Share Trading Policy.

1.3          Long Term Incentives

You will be eligible to participate in the ANZ’s Long Term Incentive Plan. Awards under this Plan are entirely at the discretion of the Board.

2                               Superannuation

Your notional salary is used to calculate your superannuation contributions (if any) and the level of mandatory superannuation contributions.  It is also used to calculate the insured component of your death and total and permanent disablement benefits.  For full details of the ANZ Australian Staff Superannuation Scheme, refer to the member’s booklet.

3                               Entitlements upon Termination of Employment

Upon termination of employment, you will be entitled to payment for accrued and unused long service leave and annual leave in accordance with the standard arrangements applicable to all ANZ employees.  Payments will be on the basis of your notional salary plus cash benefit/Cashtec.

In addition to any notice or payment under clause 12 of your employment agreement, you may also have entitlements to shares, options or performance rights.  Please refer to the conditions of grant issued with each equity allocation for details on your entitlements in each of the following circumstances:

•                  Resignation

•                  Termination for Serious Misconduct

•                  Termination on Notice

•                  Retrenchment or Retirement

•                  Death and or Total and Permanent Disablement

4              Definitions

For the purposes of this employment agreement:

•                                total and permanent disablement means:

(a)         in circumstances where you are a member of the ANZ Australian Staff Superannuation Scheme (the “Scheme”) or an ANZ-sponsored staff superannuation fund, total and permanent disablement as determined by the trustee of the Scheme or fund;

(b)        in circumstances where you are not a member of the ANZ Australian Staff Superannuation Scheme or an ANZ-sponsored staff superannuation fund, such state of physical or mental incapacity as renders you unlikely ever to be able to work again in a job for which you are reasonably qualified by education, training or experience.  Every question of total and permanent disablement will be decided by ANZ after receipt of reports by two qualified medical practitioners approved by ANZ.

•                                salary means notional salary, which is 65% of TEC.

ACCEPTANCE

I, Mark Paton, have read and understood and agree to the terms of employment set out in this employment agreement (including the Schedule).

Name:

Signature:	Date:

/S/ M. Paton
Dated: 17/10/05